Exhibit 99.1
Contact: Katie Reinsmidt, Senior Vice President - Investor Relations/Corporate Investments, 423.490.8301, katie_reinsmidt@cblproperties.com

CBL & ASSOCIATES PROPERTIES REPORTS
FOURTH QUARTER 2012 RESULTS

•	FFO per diluted share, as adjusted, increased 5.9% to $2.17 for 2012, compared with $2.05 for the prior-year period.

•	Same-center NOI, excluding lease termination fees, increased 2.2% in the fourth quarter 2012 and 2.0% for 2012 over the comparable prior-year periods.

•	Portfolio occupancy at December 31, 2012, increased 100 basis points to 94.6% from 93.6% for the prior-year period.

•	Average gross rent per square foot for stabilized mall leases signed in 2012 increased 8.4% over the prior gross rent per square foot.

•	Same-store sales increased 3.6% to $346 per square foot for mall tenants 10,000 square feet or less for stabilized malls for the year ended December 31, 2012.

CHATTANOOGA, Tenn. (February 5, 2013) - CBL & Associates Properties, Inc. (NYSE:CBL) announced results for the fourth quarter and year ended December 31, 2012. A description of each non-GAAP financial measure and the related reconciliation to the comparable GAAP measure is located at the end of this news release.

	Three Months Ended December 31,		Year Ended December 31,
	2012(1)	2011	2012(1)	2011 (1)
Funds from Operations (“FFO”) per diluted share	$0.86	$0.60	$2.41	$2.22
FFO per diluted share, as adjusted	$0.62	$0.60	$2.17	$2.05

(1)
FFO, as adjusted, for the three months and year ended December 31, 2012, excludes the $0.24 per share gain on investment. See ACQUISITIONS, for more information. FFO, as adjusted, for the year ended December 31, 2011, excludes the gain on extinguishment of debt of $0.17 per share recorded in the first quarter 2011.

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CBL Reports Fourth Quarter 2012 Results

February 5, 2013

“We continue to enjoy the benefits of our market-dominant mall portfolio, an expanding pipeline of new growth opportunities and an enhanced capital structure,” said Stephen Lebovitz, CBL's president and chief executive officer. “With NOI at the top end of our guidance, FFO growth well above our expectations and occupancy up across the board, we are executing well in all areas of the company. The acquisitions of Kirkwood Mall (Bismarck, ND) and the remaining joint venture interest in Imperial Valley Mall (El Centro, CA) in December demonstrate our ability to source attractive off-market opportunities. The recent announcements to expand Cross Creek Mall (Fayetteville, NC) and develop Fremaux Town Center (Slidell, LA) should further accelerate the growth we anticipate in 2013 and beyond.

“We are progressing with our plan to achieve an investment grade rating by 2014, using our new unsecured lines of credit completed in the quarter to increase our pool of unencumbered assets. This will allow us to reduce our overall cost of capital over time. The sale of non-core office buildings in Greensboro, NC, in January and the $190 million refinancing on West County Center (St. Louis, MO), at a ten-year fixed-rate of 3.4%, combined with over $818 million of availability on our credit lines position us to improve our credit profile and provide sources for our continued growth.”

FFO allocable to common shareholders, as adjusted, for the fourth quarter of 2012 was $99,683,000, or $0.62 per diluted share, compared with $88,686,000, or $0.60 per diluted share, for the fourth quarter of 2011. FFO of the operating partnership, as adjusted, for the fourth quarter of 2012 was $117,968,000, compared with $113,802,000, for the fourth quarter 2011.

FFO allocable to common shareholders, as adjusted, for 2012 was $335,871,000, or $2.17 per diluted share, compared with $304,031,000 or $2.05 per diluted share for 2011. FFO of the operating partnership, as adjusted, for 2012 was $412,821,000, compared with $390,234,000, for 2011.

Net income attributable to common shareholders for the fourth quarter of 2012 was $52,356,000, or $0.33 per diluted share, compared with net income of $72,373,000, or $0.49 per diluted share for the fourth quarter of 2011.

Net income attributable to common shareholders for 2012 was $84,088,000, or $0.54 per diluted share, compared with net income of $91,560,000, or $0.62 per diluted share for 2011.

HIGHLIGHTS

▪
Portfolio same-center net operating income (“NOI”), excluding lease termination fees, for the quarter ended December 31, 2012, increased 2.2% compared with an increase of 0.6% for the prior-year period. Same-center NOI, excluding lease terminations fees, for the year ended December 31, 2012, increased 2.0% compared with an increase of 1.4% for the prior-year period.

▪
Average gross rent per square foot on stabilized mall leases signed during the fourth quarter of 2012 for tenants 10,000 square feet or less increased 6.8% over the prior gross rent per square foot. Average gross rent per square foot on stabilized mall leases signed during 2012 for tenants 10,000 square feet or less increased 8.4% over the prior gross rent per square foot.

▪
Same-store sales per square foot for mall tenants 10,000 square feet or less for stabilized malls for the year ended December 31, 2012, increased 3.6% to $346 per square foot compared with $334 per square foot in the prior-year period.

▪
Consolidated and unconsolidated variable rate debt of $1,079,665,000, as of December 31, 2012, represented 10.9% of the total market capitalization for the Company, compared with 10.3% in the prior-year period, and 19.8% of the Company's share of total consolidated and unconsolidated debt, compared with 17.2% in the prior-year period.

▪	Debt-to-total market capitalization was 54.7% as of December 31, 2012, compared with 59.7% as of December 31, 2011.

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CBL Reports Fourth Quarter 2012 Results

February 5, 2013

PORTFOLIO OCCUPANCY (1)

	December 31, 2012
	2012	2011
Portfolio occupancy	94.6%	93.6%
Mall portfolio	94.6%	94.1%
Stabilized malls	94.5%	94.2%
Non-stabilized malls (2)	100.0%	92.1%
Associated centers	95.1%	93.4%
Community centers	95.9%	91.5%

(1)	Occupancy statistics exclude Kirkwood Mall, which was acquired on December 27, 2012.

(2)	Represents occupancy for The Outlet Shoppes at Oklahoma City in 2012. Represents The Outlet Shoppes at Oklahoma City and Pearland Town Center in 2011.

ACQUISITIONS
In December 2012, CBL invested a total of $96.1 million, including the assumption of debt, to acquire interests in two enclosed regional malls, Kirkwood Mall and Imperial Valley Mall, in two separate transactions. CBL completed the acquisition of a 49% interest in Kirkwood Mall in Bismarck, ND and executed an agreement to acquire the remaining 51% interest. CBL anticipates closing on the remaining 51% interest within 90 days (subject to lender approval), including the assumption of a $40.4 million (at 100%) non-recourse loan secured by the property. The loan bears a fixed interest rate of 5.75% and matures in April 2018.

In addition, CBL acquired the remaining 40% interest in its Imperial Valley Mall and Imperial Valley Commons in El Centro, CA from its joint venture partner. Following the transaction, CBL owns 100% of Imperial Valley Mall and Imperial Valley Commons. As a result of the acquisition of the remaining interest in Imperial Valley Mall, CBL recorded a gain on investment of $45.1 million in the fourth quarter 2012. Additionally, CBL recorded a loss on impairment of real estate of $20.3 million related to land that is available for the future expansion of Imperial Valley Commons.

DISPOSITION ACTIVITY
During the fourth quarter CBL completed the sale of Hickory Hollow Mall in Nashville (Antioch), TN; Towne Mall in Franklin, OH; and Willowbrook Plaza, a community center located in Houston, TX, in three separate transactions, for an aggregate sales price of $25.5 million. In 2012, CBL generated aggregate gross proceeds from dispositions of $70.3 million.

Subsequent to the quarter-end, CBL completed the sale of two office buildings located in Greensboro, NC for an aggregate sales price of $30.0 million, which were classified as held for sale as of December 31, 2012.

FINANCING ACTIVITY
In November, CBL closed on the modification and extension of its two major credit facilities, increasing the aggregate capacity by $155.0 million to $1.2 billion. Both facilities were converted from secured to unsecured and the capacity of each facility was increased to $600 million. The maturities were extended to 2016 and 2017, including extension options, and the average borrowing rate reduced by 60 basis points. The outstanding balances on the two facilities bear interest at an annual rate equal to LIBOR plus a range of 155 to 210 basis points, depending on the Company's leverage ratio.

In December, CBL closed on a 10-year, non-recourse loan secured by West County Center in St. Louis, MO. The new 10-year, non-recourse $190 million loan bears a fixed interest rate of 3.4%, representing the lowest fixed interest rate CBL has ever achieved on a secured mortgage. CBL's share of the excess proceeds generated after payoff of the existing loan was approximately $23 million, which was used to reduce outstanding balances on the Company's lines of credit. During 2012, CBL completed more than $558 million of property-specific loan refinancings.

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CBL Reports Fourth Quarter 2012 Results

February 5, 2013

CAPITAL MARKETS ACTIVITY
On October 5, 2012, CBL closed on an underwritten public offering of 6,900,000 depositary shares, each representing 1/10th of a share of its newly designated 6.625% Series E Cumulative Redeemable Preferred Stock (“Series E Shares”) with a liquidation preference of $25.00 per depositary share, including 900,000 depositary shares sold pursuant to the underwriters' exercise of their option to purchase additional depositary shares. The offering generated net proceeds to the Company of approximately $166.6 million, after deducting the underwriting discount and estimated offering expenses.

On November 5, 2012, CBL completed the redemption of 460,000 outstanding shares of 7.75% Series C Cumulative Redeemable Preferred Stock (“Series C Shares”), and all outstanding depositary shares (“Depositary Shares”), each representing 1/10th of a Series C Share (NYSE: CBLPrC - CUSIP No.: 124830-50-6). The aggregate amount paid to effect the redemption of the Series C Shares (including the Depositary Shares) was approximately $115.9 million, which was funded with a portion of the net proceeds from the issuance of Series E Shares.

OUTLOOK AND GUIDANCE
Based on today's outlook, the Company is providing 2013 FFO guidance in the range of $2.18 - $2.26 per share. Full-year guidance assumes same-center NOI growth in a range of 1.0% - 3.0%, $2.0 million to $4.0 million of outparcel sales and a 25-50 basis point increase in year-end occupancy. The guidance excludes the impact of any future unannounced acquisitions or dispositions. The Company expects to update its annual guidance after each quarter's results.

	Low	High
Expected diluted earnings per common share	$0.63	$0.71
Adjust to fully converted shares from common shares	(0.10)	(0.11)
Expected earnings per diluted, fully converted common share	0.53	0.60
Add: depreciation and amortization	1.55	1.55
Add: noncontrolling interest in earnings of Operating Partnership	0.10	0.11
Expected FFO per diluted, fully converted common share	$2.18	$2.26

INVESTOR CONFERENCE CALL AND SIMULCAST
CBL & Associates Properties, Inc. will conduct a conference call at 11:00 a.m. ET on Wednesday, February 6, 2013, to discuss its fourth quarter results. The numbers to call for this interactive teleconference are (800) 734-8592 or (212) 231-2900. A seven-day replay of the conference call will be available by dialing (402) 977-9140 and entering the passcode 21544170. A transcript of the Company's prepared remarks will be furnished on a Form 8-K following the conference call.

To receive the CBL & Associates Properties, Inc., fourth quarter earnings release and supplemental information please visit our website at cblproperties.com or contact Investor Relations at 423-490-8312.

The Company will also provide an online web simulcast and rebroadcast of its 2012 fourth quarter earnings release conference call. The live broadcast of the quarterly conference call will be available online at cblproperties.com on Wednesday, February 6, 2013, beginning at 11:00 a.m. ET. The online replay will follow shortly after the call and continue through February 13, 2013.

CBL is one of the largest and most active owners and developers of malls and shopping centers in the United States. CBL owns, holds interest in or manages 163 properties, including 94 regional malls/open-air centers. The properties are located in 27 states and total 91.7 million square feet including 9.4 million square feet of non-owned shopping centers managed for third parties. Headquartered in Chattanooga, TN, CBL has regional offices in Boston (Waltham), MA, Dallas (Irving), TX, and St. Louis, MO. Additional information can be found at cblproperties.com.

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CBL Reports Fourth Quarter 2012 Results

February 5, 2013

NON-GAAP FINANCIAL MEASURES
Funds From Operations
FFO is a widely used measure of the operating performance of real estate companies that supplements net income (loss) determined in accordance with GAAP. The National Association of Real Estate Investment Trusts (“NAREIT”) defines FFO as net income (loss) (computed in accordance with GAAP) excluding gains or losses on sales of operating properties, plus depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures and noncontrolling interests. Adjustments for unconsolidated partnerships and joint ventures and noncontrolling interests are calculated on the same basis. In October 2011, NAREIT clarified that FFO should exclude the impact of losses on impairment of depreciable properties. The Company has calculated FFO for all periods presented in accordance with this clarification. The Company defines FFO allocable to its common shareholders as defined above by NAREIT less dividends on preferred stock. The Company's method of calculating FFO allocable to its common shareholders may be different from methods used by other REITs and, accordingly, may not be comparable to such other REITs.

The Company believes that FFO provides an additional indicator of the operating performance of its properties without giving effect to real estate depreciation and amortization, which assumes the value of real estate assets declines predictably over time. Since values of well-maintained real estate assets have historically risen with market conditions, the Company believes that FFO enhances investors' understanding of its operating performance. The use of FFO as an indicator of financial performance is influenced not only by the operations of the Company's properties and interest rates, but also by its capital structure. The Company presents both FFO of its operating partnership and FFO allocable to its common shareholders, as it believes that both are useful performance measures. The Company believes FFO of its operating partnership is a useful performance measure since it conducts substantially all of its business through its operating partnership and, therefore, it reflects the performance of the properties in absolute terms regardless of the ratio of ownership interests of the Company's common shareholders and the noncontrolling interest in the operating partnership. The Company believes FFO allocable to its common shareholders is a useful performance measure because it is the performance measure that is most directly comparable to net income (loss) attributable to its common shareholders.

In the reconciliation of net income attributable to the Company's common shareholders to FFO allocable to its common shareholders, located in this earnings release, the Company makes an adjustment to add back noncontrolling interest in income (loss) of its operating partnership in order to arrive at FFO of its operating partnership. The Company then applies a percentage to FFO of its operating partnership to arrive at FFO allocable to its common shareholders. The percentage is computed by taking the weighted average number of common shares outstanding for the period and dividing it by the sum of the weighted average number of common shares and the weighted average number of operating partnership units outstanding during the period.

FFO does not represent cash flows from operations as defined by accounting principles generally accepted in the United States, is not necessarily indicative of cash available to fund all cash flow needs and should not be considered as an alternative to net income (loss) for purposes of evaluating the Company's operating performance or to cash flow as a measure of liquidity.

During 2012, the Company recorded a gain on investment of $45.1 million related to the acquisition of the remaining interest in Imperial Valley Mall. During 2012 and 2011, the Company recorded gains on extinguishment of debt from both continuing and discontinued operations. Considering the significance and nature of these items, the Company believes that it is important to identify their impact on its FFO measures for a reader to have a complete understanding of the Company's results of operations. Therefore, the Company has also presented its FFO measures excluding these items.

Same-Center Net Operating Income
NOI is a supplemental measure of the operating performance of the Company's shopping centers. The Company defines NOI as operating revenues (rental revenues, tenant reimbursements and other income) less property operating expenses (property operating, real estate taxes and maintenance and repairs).

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CBL Reports Fourth Quarter 2012 Results

February 5, 2013

Similar to FFO, the Company computes NOI based on its pro rata share of both consolidated and unconsolidated properties. The Company's definition of NOI may be different than that used by other companies and, accordingly, the Company's NOI may not be comparable to that of other companies. A reconciliation of same-center NOI to net income is located at the end of this earnings release.

Since NOI includes only those revenues and expenses related to the operations of its shopping center properties, the Company believes that same-center NOI provides a measure that reflects trends in occupancy rates, rental rates and operating costs and the impact of those trends on the Company's results of operations. Additionally, there are instances when tenants terminate their leases prior to the scheduled expiration date and pay the Company one-time, lump-sum termination fees. These one-time lease termination fees may distort same-center NOI trends and may result in same-center NOI that is not indicative of the ongoing operations of the Company's shopping center properties. Therefore, the Company believes that presenting same-center NOI, excluding lease termination fees, is useful to investors.

Pro Rata Share of Debt
The Company presents debt based on its pro rata ownership share (including the Company's pro rata share of unconsolidated affiliates and excluding noncontrolling interests' share of consolidated properties) because it believes this provides investors a clearer understanding of the Company's total debt obligations which affect the Company's liquidity. A reconciliation of the Company's pro rata share of debt to the amount of debt on the Company's consolidated balance sheet is located at the end of this earnings release.

Information included herein contains "forward-looking statements" within the meaning of the federal securities laws. Such statements are inherently subject to risks and uncertainties, many of which cannot be predicted with accuracy and some of which might not even be anticipated. Future events and actual events, financial and otherwise, may differ materially from the events and results discussed in the forward-looking statements. The reader is directed to the Company's various filings with the Securities and Exchange Commission, including without limitation the Company's Annual Report on Form 10-K, and the "Management's Discussion and Analysis of Financial Condition and Results of Operations" included therein, for a discussion of such risks and uncertainties.

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CBL Reports Fourth Quarter 2012 Results

February 5, 2013
CBL & Associates Properties, Inc.
Consolidated Statements of Operations
(Unaudited; in thousands, except per share amounts)

	Three Months Ended December 31,		Year Ended December 31,
	2012	2011	2012	2011
REVENUES:
Minimum rents	$174,236	$164,212	$663,895	$668,628
Percentage rents	9,674	8,364	17,995	17,149
Other rents	8,923	8,743	22,657	22,428
Tenant reimbursements	74,758	72,913	287,954	301,323
Management, development and leasing fees	3,197	2,121	10,772	6,935
Other	7,562	8,490	31,367	34,851
Total revenues	278,350	264,843	1,034,640	1,051,314
OPERATING EXPENSES:
Property operating	36,267	37,199	145,827	148,961
Depreciation and amortization	69,517	63,491	265,856	271,458
Real estate taxes	21,986	20,259	90,503	91,723
Maintenance and repairs	12,903	12,835	52,577	55,500
General and administrative	15,287	11,618	51,251	44,751
Loss on impairment of real estate	20,467	—	24,379	51,304
Other	5,890	6,103	25,078	28,898
Total operating expenses	182,317	151,505	655,471	692,595
Income from operations	96,033	113,338	379,169	358,719
Interest and other income	762	831	3,955	2,583
Interest expense	(60,766)	(60,511)	(244,432)	(267,072)
Gain on extinguishment of debt	87	448	265	1,029
Gain on sales of real estate assets	533	55,794	2,286	59,396
Gain on investment	45,072	—	45,072	—
Equity in earnings of unconsolidated affiliates	2,912	1,916	8,313	6,138
Income tax (provision) benefit	(170)	(1,501)	(1,404)	269
Income from continuing operations	84,463	110,315	193,224	161,062
Operating income (loss) of discontinued operations	1,665	(319)	(19,643)	23,933
Gain (loss) on discontinued operations	(45)	(122)	938	(1)
Net income	86,083	109,874	174,519	184,994
Net income attributable to noncontrolling interests in:
Operating partnership	(11,484)	(20,398)	(19,267)	(25,841)
Other consolidated subsidiaries	(6,513)	(6,509)	(23,652)	(25,217)
Net income attributable to the Company	68,086	82,967	131,600	133,936
Preferred dividends	(15,729)	(10,594)	(47,511)	(42,376)
Net income attributable to common shareholders	$52,357	$72,373	$84,089	$91,560
Basic per share data attributable to common shareholders:
Income from continuing operations, net of preferred dividends	$0.32	$0.49	$0.64	$0.49
Discontinued operations	0.01	—	(0.10)	0.13
Net income attributable to common shareholders	$0.33	$0.49	$0.54	$0.62
Weighted average common shares outstanding	160,841	148,364	154,762	148,289
Diluted earnings per share data attributable to common shareholders:
Income from continuing operations, net of preferred dividends	$0.32	$0.49	$0.64	$0.49
Discontinued operations	0.01	—	(0.10)	0.13
Net income attributable to common shareholders	$0.33	$0.49	$0.54	$0.62
Weighted average common and potential dilutive common shares outstanding	160,881	148,407	154,807	148,334
Amounts attributable to common shareholders:
Income from continuing operations, net of preferred dividends	$50,988	$72,716	$99,307	$72,914
Discontinued operations	1,369	(343)	(15,218)	18,646
Net income attributable to common shareholders	$52,357	$72,373	$84,089	$91,560

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CBL Reports Fourth Quarter 2012 Results

February 5, 2013

The Company's calculation of FFO allocable to its shareholders is as follows:
(in thousands, except per share data)

	Three Months Ended December 31,		Year Ended December 31,
	2012	2011	2012	2011

Net income attributable to common shareholders	$52,357	$72,373	$84,089	$91,560
Noncontrolling interest in income of operating partnership	11,484	20,398	19,267	25,841
Depreciation and amortization expense of:
Consolidated properties	69,517	63,491	265,856	271,458
Unconsolidated affiliates	11,079	11,406	43,956	32,538
Discontinued operations	418	1,297	2,778	4,912
Non-real estate assets	(475)	(529)	(1,841)	(2,488)
Noncontrolling interests' share of depreciation and amortization	(1,534)	(403)	(5,071)	(919)
Loss on impairment of real estate, net of tax benefit	20,409	452	50,343	56,557
Gain on depreciable property	(159)	(54,357)	(652)	(56,763)
(Gain) loss on discontinued operations, net of taxes	32	122	(566)	1
Funds from operations of the operating partnership	163,128	114,250	458,159	422,697
Gain on investment	(45,072)	—	(45,072)	—
Gain on extinguishment of debt	(87)	(448)	(265)	(32,463)
Funds from operations of the operating partnership, as adjusted	$117,969	$113,802	$412,822	$390,234

Funds from operations per diluted share	$0.86	$0.60	$2.41	$2.22
Gain on investment	(0.24)	—	(0.24)	—
Gain on extinguishment of debt	—	—	—	(0.17)
Funds from operations, as adjusted, per diluted share	$0.62	$0.60	$2.17	$2.05
Weighted average common and potential dilutive common shares outstanding with operating partnership units fully converted	190,383	190,424	190,268	190,380

Reconciliation of FFO of the operating partnership to FFO allocable to common shareholders:
Funds from operations of the operating partnership	$163,128	$114,250	$458,159	$422,697
Percentage allocable to common shareholders (1)	84.50%	77.93%	81.36%	77.91%
Funds from operations allocable to common shareholders	$137,843	$89,035	$372,758	$329,323

Funds from operations of the operating partnership, as adjusted	$117,969	$113,802	$412,822	$390,234
Percentage allocable to common shareholders (1)	84.50%	77.93%	81.36%	77.91%
Funds from operations allocable to common shareholders, as adjusted	$99,684	$88,686	$335,872	$304,031

(1)
Represents the weighted average number of common shares outstanding for the period divided by the sum of the weighted average number of common shares and the weighted average number of operating partnership units outstanding during the period. See the reconciliation of shares and operating partnership units outstanding on page 4.

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	Three Months Ended December 31,		Year Ended December 31,
	2012	2011	2012	2011
SUPPLEMENTAL FFO INFORMATION:
Lease termination fees	$846	$570	$3,819	$3,272
Lease termination fees per share	$—	$—	$0.02	$0.02

Straight-line rental income	$174	$1,650	$4,577	$5,387
Straight-line rental income per share	$—	$0.01	$0.02	$0.03

Gains on outparcel sales	$(279)	$1,966	$4,849	$3,989
Gains on outparcel sales per share	$—	$0.01	$0.03	$0.02

Net amortization of acquired above- and below-market leases	$984	$24	$2,559	$2,107
Net amortization of acquired above- and below-market leases per share	$0.01	$—	$0.01	$0.01

Net amortization of debt premiums (discounts)	$142	$871	$1,849	$2,831
Net amortization of debt premiums (discounts) per share	$—	$—	$0.01	$0.01

Income tax (provision) benefit	$(170)	$(1,501)	$(1,404)	$269
Income tax (provision) benefit per share	$—	$(0.01)	$(0.01)	$—

Loss on impairment of real estate from continuing operations	$(20,467)	$—	$(24,379)	$(51,304)
Loss on impairment of real estate from continuing operations per share	$(0.11)	$—	$(0.13)	$(0.27)

Gain (loss) on impairment of real estate from discontinued operations	$40	$(729)	$(26,461)	$(7,425)
Loss on impairment of real estate from discontinued operations per share	$—	$—	$(0.14)	$(0.04)

Gain on extinguishment of debt from discontinued operations	$—	$—	$—	$31,434
Gain on extinguishment of debt from discontinued operations per share	$—	$—	$—	$0.17

Gain on investment	$45,072	$—	$45,072	$—
Gain on investment per share	$0.24	$—	$0.24	$—

Origination cost of series C preferred stock	$(3,778)	$—	$(3,778)	$—
Origination cost of series C preferred stock per share	$(0.02)	$—	$(0.02)	$—

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CBL Reports Fourth Quarter 2012 Results

February 5, 2013

Same-Center Net Operating Income
(Dollars in thousands)

	Three Months Ended December 31,			Year Ended December 31,
	2012		2011	2012		2011

Net income attributable to the Company	$68,086		$82,967	$131,600		$133,936

Adjustments:
Depreciation and amortization	69,517		63,491	265,856		271,458
Depreciation and amortization from unconsolidated affiliates	11,079		11,406	43,956		32,538
Depreciation and amortization from discontinued operations	418		1,297	2,778		4,912
Noncontrolling interests' share of depreciation and amortization in other consolidated subsidiaries	(1,534)		(403)	(5,071)		(919)
Interest expense	60,766		60,511	244,432		267,072
Interest expense from unconsolidated affiliates	11,254		11,277	44,543		32,932
Interest expense from discontinued operations	—		1,052	229		4,441
Noncontrolling interests' share of interest expense in other consolidated subsidiaries	(959)		(529)	(3,435)		(1,329)
Abandoned projects expense	76		43	(39)		94
Gain on sales of real estate assets	(533)		(55,794)	(5,282)		(59,396)
Gain on sales of real estate assets of unconsolidated affiliates	(363)		(118)	(1,214)		(1,445)
Gain on extinguishment of debt	(87)		(448)	(265)		(1,029)
Gain on extinguishment of debt from discontinued operations	—		—	—		(31,434)
Writedown of mortgage notes receivable	—		—	—		1,900
Loss on impairment of real estate	20,467	—	—	24,379	—	51,304
(Gain) loss on impairment of real estate from discontinued operations	(40)		729	26,461		7,425
Income tax provision (benefit)	170		1,501	1,404		(269)
Gain on investment	(45,072)		—	(45,072)		—
Net income attributable to noncontrolling interest in earnings of operating partnership	11,484		20,398	19,267		25,841
(Gain) loss on discontinued operations	45		122	(938)		1
Operating partnership's share of total NOI	204,774		197,502	743,589		738,033
General and administrative expenses	15,287		11,618	51,251		44,751
Management fees and non-property level revenues	(7,876)		(5,809)	(27,729)		(22,827)
Operating partnership's share of property NOI	212,185		203,311	767,111		759,957
Non-comparable NOI	(12,196)		(7,821)	(36,361)		(43,981)
Total same-center NOI	$199,989		$195,490	$730,750		$715,976
Total same-center NOI percentage change	2.3%			2.1%

Total same-center NOI	$199,989		$195,490	$730,750		$715,976
Less lease termination fees	(831)		(543)	(3,456)		(2,945)
Total same-center NOI, excluding lease termination fees	$199,158		$194,947	$727,294		$713,031

Malls	$178,168		$176,131	$653,328		$642,541
Associated centers	8,374		7,889	32,852		31,151
Community centers	4,630		4,129	17,636		16,103
Offices and other	7,986		6,798	23,478		23,236
Total same-center NOI, excluding lease termination fees	$199,158		$194,947	$727,294		$713,031

Percentage Change:
Malls	1.2%			1.7%
Associated centers	6.1%			5.5%
Community centers	12.1%			9.5%
Offices and other	17.5%			1.0%
Total same-center NOI, excluding lease termination fees	2.2%			2.0%

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CBL Reports Fourth Quarter 2012 Results

February 5, 2013

Company's Share of Consolidated and Unconsolidated Debt
(Dollars in thousands)

	As of December 31, 2012
	Fixed Rate	Variable Rate	Total
Consolidated debt	$3,794,509	$951,174	$4,745,683
Noncontrolling interests' share of consolidated debt	(89,530)	—	(89,530)
Company's share of unconsolidated affiliates' debt	660,563	128,491	789,054
Company's share of consolidated and unconsolidated debt	$4,365,542	$1,079,665	$5,445,207
Weighted average interest rate	5.48%	2.39%	4.86%
	As of December 31, 2011
	Fixed Rate	Variable Rate	Total
Consolidated debt	$3,733,355	$756,000	$4,489,355
Noncontrolling interests' share of consolidated debt	(30,416)	(726)	(31,142)
Company's share of unconsolidated affiliates' debt	658,470	150,171	808,641
Company's share of consolidated and unconsolidated debt	$4,361,409	$905,445	$5,266,854
Weighted average interest rate	5.58%	2.47%	5.04%

Debt-To-Total-Market Capitalization Ratio as of December 31, 2012
(In thousands, except stock price)

	Shares Outstanding	Stock Price (1)	Value
Common stock and operating partnership units	190,855	$21.21	$4,048,035
7.375% Series D Cumulative Redeemable Preferred Stock	1,815	250.00	453,750
6.625% Series E Cumulative Redeemable Preferred Stock	690	250.00	172,500
Total market equity			4,674,285
Company's share of total debt			5,445,207
Total market capitalization			$10,119,492
Debt-to-total-market capitalization ratio			53.8%

(1)
Stock price for common stock and operating partnership units equals the closing price of the common stock on December 31, 2012. The stock prices for the preferred stocks represent the liquidation preference of each respective series.

Reconciliation of Shares and Operating Partnership Units Outstanding
(In thousands)

	Three Months Ended December 31,		Year Ended December 31,
2012:	Basic	Diluted	Basic	Diluted
Weighted average shares - EPS	160,841	160,881	154,762	154,807
Weighted average operating partnership units	29,502	29,502	35,461	35,461
Weighted average shares- FFO	190,343	190,383	190,223	190,268

2011:
Weighted average shares - EPS	148,364	148,407	148,289	148,334
Weighted average operating partnership units	42,017	42,017	42,046	42,046
Weighted average shares- FFO	190,381	190,424	190,335	190,380

Dividend Payout Ratio

	Three Months Ended December 31,		Year Ended December 31,
	2012	2011	2012	2011
Weighted average cash dividend per share	$0.22838	$0.21913	$0.91526	$0.88773
FFO per diluted, fully converted share, as adjusted	$0.62	$0.60	$2.17	$2.05
Dividend payout ratio	36.8%	36.5%	42.2%	43.3%

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CBL Reports Fourth Quarter 2012 Results

February 5, 2013

Consolidated Balance Sheets
(Unaudited; in thousands, except share data)

	December 31, 2012	December 31, 2011
ASSETS
Real estate assets:
Land	$905,339	$851,303
Buildings and improvements	7,228,293	6,777,776
	8,133,632	7,629,079
Accumulated depreciation	(1,972,031)	(1,762,149)
	6,161,601	5,866,930
Held for sale	29,425	14,033
Developments in progress	137,956	124,707
Net investment in real estate assets	6,328,982	6,005,670
Cash and cash equivalents	78,248	56,092
Receivables:
Tenant, net of allowance for doubtful accounts of $1,977 and $1,760 in 2012 and 2011, respectively	78,963	74,160
Other, net of allowance for doubtful accounts of $1,270 and $1,400 in 2012 and 2011, respectively	8,467	11,592
Mortgage and other notes receivable	25,967	34,239
Investments in unconsolidated affiliates	259,810	304,710
Intangible lease assets and other assets	309,299	232,965
	$7,089,736	$6,719,428

LIABILITIES, REDEEMABLE NONCONTROLLING INTERESTS AND EQUITY
Mortgage and other indebtedness	$4,745,683	$4,489,355
Accounts payable and accrued liabilities	358,874	303,577
Total liabilities	5,104,557	4,792,932
Commitments and contingencies
Redeemable noncontrolling interests:
Redeemable noncontrolling partnership interests	41,762	32,271
Redeemable noncontrolling preferred joint venture interest	423,834	423,834
Total redeemable noncontrolling interests	465,596	456,105
Shareholders' equity:
Preferred stock, $.01 par value, 15,000,000 shares authorized:
7.75% Series C Cumulative Redeemable Preferred Stock, 460,000 shares outstanding	—	5
7.375% Series D Cumulative Redeemable Preferred Stock, 1,815,000 shares outstanding	18	18
6.625% Series E Cumulative Redeemable Preferred Stock, 690,000 shares outstanding in 2012	7	—
Common stock, $.01 par value, 350,000,000 shares authorized, 161,309,652 and 148,364,037 issued and outstanding in 2012 and 2011, respectively	1,613	1,484
Additional paid-in capital	1,772,353	1,657,927
Accumulated other comprehensive income	6,986	3,425
Dividends in excess of cumulative earnings	(453,561)	(399,581)
Total shareholders' equity	1,327,416	1,263,278
Noncontrolling interests	192,167	207,113
Total equity	1,519,583	1,470,391
	$7,089,736	$6,719,428

-END-